EXHIBIT 3.1
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                   AMLI RESIDENTIAL PROPERTIES TRUST

                         AMENDED AND RESTATED
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                                BYLAWS
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                               ARTICLE I

                                OFFICES

     SECTION 1.1 PRINCIPAL OFFICE. The principal office of the Trust shall be located at such place or places as the Board of Trustees may designate.

     SECTION 1.2 ADDITIONAL OFFICES. The Trust may have additional offices at such places as the Board of Trustees may from time to time determine or the business of the Trust may require.


                              ARTICLE II

                       MEETINGS OF SHAREHOLDERS

     SECTION 2.1 PLACE. All meetings of Shareholders shall be held at the principal office of the Trust or at such other place within the United States as shall be stated in the notice of the meeting.

     SECTION 2.2 ANNUAL MEETING. An annual meeting of the Shareholders for the election of Trustees and the transaction of any business within the powers of the Trust shall be held within a reasonable period (not less than 30 days) following delivery of the annual report described in Section 4,
Article 4 of the Declaration of Trust, on a date and at the time set by the Board of Trustees, but in any event such meeting must be held within six months after the end of each full fiscal year.

     SECTION 2.3 SPECIAL MEETINGS. Special meetings of the Shareholders may be called by a majority of the Trustees, a majority of the Disinterested Trustees (as defined in Section 1, Article 5 of the Declaration of Trust and Section 3.2, Article III of these Amended and Restated Bylaws) or by any officer of the Trust. Special meetings of Shareholders shall also be called by the Secretary upon the written request of Shareholders holding in the aggregate not less than ten percent (10%) of the outstanding Shares of the Trust entitled to vote at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The Secretary shall inform such Shareholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Trust of such costs, the Secretary shall give notice to each Shareholder entitled to notice of the meeting. Unless requested by the Shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the Shareholders held during the preceding 12 months.



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     SECTION 2.4  NOTICE.  Not less than 10 nor more than 60 days before each meeting of Shareholders, the Secretary shall give to each Shareholder of record entitled to vote at such meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose or purposes for which the meeting is called, either by mail or by presenting it to such Shareholder personally. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Shareholder at his or her post office address as it appears on the records of the Trust, with postage thereon prepaid.

     SECTION 2.5 SCOPE OF NOTICE. Any business of the Trust may be transacted at an annual meeting of Shareholders without being specifically designated in the notice, except such business as is required by statute to be stated in such notice. No business shall be transacted at a special meeting of Shareholders except as specifically designated in the notice.

     SECTION 2.6 QUORUM. At any meeting of Shareholders, the presence in person or by proxy of Shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the Declaration of Trust for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the Shareholders, the Shareholders entitled to vote at such meeting, present in person or by proxy, shall have power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     SECTION 2.7 VOTING. A plurality of all the votes cast at a meeting of Shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee. Each Share may be voted for as many individuals as there are Trustees to be elected and for whose election the Share is entitled to be voted. There shall be no right of cumulative voting. A majority of the votes cast at a meeting of Shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Declaration of Trust. Unless otherwise provided in the Declaration of Trust, each outstanding Share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders.

     SECTION 2.8 PROXIES. A Shareholder may vote the Shares owned of record by him or her, either in person or by proxy executed in writing by the Shareholder or by his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Trust before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

     SECTION 2.9 VOTING OF SHARES BY CERTAIN HOLDERS. Shares registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such Shares pursuant to a bylaw or a resolution of the board of directors of such corporation or other entity presents a certified copy of such bylaw or resolution, in which case such person may vote such Shares. Any director or other fiduciary may vote Shares registered in his or her name as such fiduciary, either in person or by proxy.


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     Shares of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding Shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding Shares at any given time.

     The Board of Trustees may adopt by resolution a procedure by which a Shareholder may certify in writing to the Trust that any Shares registered in the name of the Shareholder are held for the account of a specified person other than the Shareholder. The resolution shall set forth the class of Shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Board of Trustees considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the Shareholder of record of the specified Shares in place of the Shareholder who makes the certification.

     Notwithstanding any other provision of these Amended and Restated Bylaws, the provisions of Title 3, Subtitle 6 of the Corporations and Associations Article of the Annotated Code of Maryland entitled "Special Voting Requirements" (or any successor statute) shall not apply to any business combinations with Gregory T. Mutz, Baldwin & Lyons, Inc., an Indiana corporation, Amli Realty Co., a Delaware corporation, or any of their respective existing or future affiliates and successors, and Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland entitled "Voting Rights of Certain Control Shares" (or any successor statute) shall not apply to Shares owned or acquired by Gregory
T. Mutz, Baldwin & Lyons, Inc., an Indiana corporation, Amli Realty Co., a Delaware corporation, or any of their respective existing or future affiliates and successors.

     SECTION 2.10 INSPECTORS. At any meeting of Shareholders, the chairman of the meeting may, or upon the request of any Shareholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of Shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the Shareholders.

     Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of Shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

     SECTION 2.11 NOMINATIONS AND SHAREHOLDER BUSINESS.

     2.11.1  ANNUAL MEETINGS OF SHAREHOLDERS.

           2.11.1.1 Nominations of persons for election to the Board of Trustees and the proposal of business to be considered by the Shareholders may be made at an annual meeting of Shareholders (a) pursuant to the Trust's notice of meeting, (b) by or at the direction of the Board of Trustees, or (c) by any Shareholder of the Trust who was a Shareholder of record at the time of giving notice provided for in this Section 2.11.1, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.11.1.

           2.11.1.2 For nominations or other business to be properly brought before an annual meeting by a Shareholder pursuant to clause (c) of paragraph 2.11.1.1 of this Section 2.11, the Shareholder must have given timely notice thereof in writing to the Secretary of the Trust. To be timely, a Shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Trust not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the Shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such Shareholder's notice shall set forth (a) as to each person whom the Shareholder proposes to nominate for election or reelection as a Trustee all information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected), (b) as to any other business that the Shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder and of the beneficial owner, if any, on whose behalf the proposal is made, and
(c) as to the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such Shareholder, as they appear on the Trust's books, and of such beneficial owner and (ii) the class and number of Shares of the Trust which are owned beneficially and of record by such Shareholders and such beneficial owner.

           2.11.1.3 Notwithstanding anything in the second sentence of Paragraph 2.11.1.2 of this Section 2.11 to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement naming all of the nominees for Trustee or specifying the size of the increased Board of Trustees made by the Trust at least 70 days prior to the first anniversary of the preceding year's annual meeting, a Shareholder's notice required by this Section 2.11.1 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the 10th day following the day on which such public announcement is first made by the Trust.

     2.11.2 SPECIAL MEETINGS OF SHAREHOLDERS. Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting. Nominations of persons for election to the Board of Trustees may be made at a special meeting of Shareholders at which Trustees are to be elected (a) pursuant to the Trust's notice of meeting, (b) by or at the direction of the Board of Trustees, or (c) provided, that the Board of Trustees has determined that Trustees shall be elected at such special meeting, by any Shareholder of the Trust who is a Shareholder of record at the time of giving of notice provided for in this Section 2.11.2, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.11.2. In the event the Trust calls a special meeting of Shareholders for the purpose of electing one or more Trustees to the Board of Trustees, any such Shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust's notice of meeting, if the Shareholder's notice required by Paragraph
2.11.1.2 of this Section 2.11 shall be delivered to the Secretary at the principal executive offices of the Trust not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Trustees to be elected at such meeting.


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     2.11.3  GENERAL.

           2.11.3.1 Only such persons who are nominated in accordance with the procedures set forth in this Section 2.11 shall be eligible to serve as Trustees and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.11. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.11 and, if any proposed nomination or business is not in compliance with this
Section 2.11, to declare that such defective nomination or proposal be disregarded.

           2.11.3.2 For purposes of this Section 2.11, "public announcement" shall mean disclosure in a press release reported by the Dow Jones New Service, Associated Press or comparable news service or in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

           2.11.3.3  Notwithstanding the foregoing provisions of this
Section 2.11, a Shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this
Section 2.11. Nothing in this Section 2.11 shall be deemed to affect any rights of Shareholders to request inclusion of proposals in the Trust's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     SECTION 2.12 INFORMAL ACTION BY SHAREHOLDERS. Any action required or permitted to be taken at a meeting of Shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each Shareholder entitled to vote on the matter and any other Shareholder entitled to notice of a meeting of Shareholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the Shareholders.

     SECTION 2.13 VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any Shareholder shall demand that voting by ballot.


                              ARTICLE III

                               TRUSTEES

     SECTION 3.1 GENERAL POWERS; QUALIFICATIONS. The business and affairs of the Trust shall be managed under the direction of its Board of Trustees.

     SECTION 3.2 NUMBER, TENURE AND QUALIFICATIONS. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Trustees may establish, increase or decrease the number of Trustees, provided that the number thereof shall never be less than 3 nor more than 15, and further provided that the tenure of office of a Trustee shall not be affected by any decrease in the number of Trustees. Each Trustee shall hold office for the term for which he or she is elected and until his or her successor is elected and qualified, subject, however, to prior death, resignation or removal from office. After the closing of the Initial Public Offering (as such term is defined in Article 3 of the Declaration of Trust), the Board of Trustees shall include a majority of Trustees ("Disinterested Trustees") who are not affiliated with Amli Realty Co., a Delaware corporation, and its affiliates and successors.

     SECTION 3.3 ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Trustees shall be held immediately after and at the same place as the annual meeting of Shareholders, no notice other than this Bylaw being necessary. The Board of Trustees may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Trustees without other notice than such resolution.

     SECTION 3.4 SPECIAL MEETINGS. Special meetings of the Board of Trustees may be called by or at the request of the Chairman of the Board (or any Co-Chairman of the Board if more than one), the Vice Chairman of the Board (or any Vice Chairman of the Board if more than one), the President or by a majority of the Trustees then in office. The person or persons authorized to call special meetings of the Board of Trustees may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Trustees called by them.

     SECTION 3.5 NOTICE. Notice of any special meeting shall be given by written notice delivered personally, transmitted by facsimile, telegraphed or mailed to each Trustee at his or her business or residence address. Personally delivered, facsimile-transmitted or telegraphed notices shall be given at least 2 days prior to the meeting. Notice by mail shall be given at least 5 days prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company. Neither the business to be transacted at, no r the purpose of, any annual, regular or special meeting of the Board of Trustees need be stated in the notice, unless specifically required by statute or these Amended and Restated Bylaws.

     SECTION 3.6 QUORUM. A majority of the Trustees shall constitute a quorum for transaction of business at any meeting of the Board of Trustees, provided that, if less than a majority of such Trustees are present at said meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Declaration of Trust or these Amended and Restated Bylaws, the vote of a majority of a particular group of Trustees is required for action, a quorum must also include a majority of such group.

     The Board of Trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a quorum.

     SECTION 3.7 VOTING. Except as otherwise provided in the Declaration of Trust, the action of the majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees, unless the concurrence of a greater proportion is required for such action by applicable statute.

     SECTION 3.8 TELEPHONE MEETINGS. Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

     SECTION 3.9 INFORMAL ACTION BY TRUSTEES. Any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, if a consent in writing to such action is signed by each Trustee and such written consent is filed with the minutes of proceedings of the Board of Trustees.



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     SECTION 3.10  VACANCIES.  If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Amended and Restated Bylaws or the powers of the remaining Trustees hereunder (even if fewer than 3 Trustees remain). Any vacancy on the Board of Trustees for any cause other than an increase in the number of Trustees shall be filled by a majority of the remaining Trustees, even if less than a quorum, or by a sole remaining Trustee. Any vacancy created by an increase in the number of Trustees shall be filled by a majority vote of the entire Board of Trustees. Disinterested Trustees shall nominate replacements for vacancies amongst the Disinterested Trustees' positions. Notwithstanding any other provisions of these Amended and Restated Bylaws, in the event that, after the closing of the Initial Public Offering (as such term is defined in Article 3 of the Declaration of Trust), a majority of the Board of Trustees are not Disinterested Trustees by reason of the resignation or removal of one or more Disinterested Trustees or otherwise, the remaining Disinterested Trustees (or, if there are no Disinterested Trustees, the remaining members of the Board of Trustees) shall promptly appoint that number of Disinterested Trustees necessary to cause the Board of Trustees to include a majority of Disinterested Trustees. Any Trustee elected to fill a vacancy as provided herein shall hold office until the next annual meeting of Shareholders. A Trustee elected at an annual meeting to fill a vacancy shall have the same remaining term as that of his or her predecessor.

     SECTION 3.11 COMPENSATION. Trustees shall not receive any stated salary for their services as Trustees but, by resolution of the Board of Trustees, may receive fixed sums per year and/or per meeting. Expenses of attendance, if any, may be allowed to Trustees for attendance at each annual, regular or special meeting of the Board of Trustees or of any committee thereof; but nothing herein contained shall be construed to preclude any Trustees from serving the Trust in any other capacity and receiving compensation therefor.

     SECTION 3.12 RESIGNATION, REMOVAL AND DEATH OF TRUSTEES. In the manner provided in the Declaration of Trust, a Trustee may resign, be removed for cause or have his or her status as Trustee terminated by incapacity or death.

     SECTION 3.13 LOSS OF DEPOSITS. No Trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.

     SECTION 3.14 SURETY BONDS. Unless required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

     SECTION 3.15 RELIANCE. Each Trustee, officer, employee and agent of the Trust shall, in the performance of his or her duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.

     SECTION 3.16 CERTAIN RIGHTS OF TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS. Except as otherwise provided in an agreement with the Trust, the Trustees shall have no responsibility to devote their full time to the affairs of the Trust, and any Trustee, officer, employee or agent of the Trust, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Trust.

                              ARTICLE IV

                              COMMITTEES

     SECTION 4.1 EXECUTIVE COMMITTEE. The Board of Trustees, by resolution adopted by a majority of the whole Board of Trustees, may designate one or more Trustees to constitute an Executive Committee, to serve as such, unless the resolution designating the Executive Committee is sooner amended or rescinded by the Board of Trustees, until the next annual meeting of the Board of Trustees or until their respective successors are designated. A majority of the members of the Executive Committee shall be Disinterested Trustees. The Board of Trustees, by resolution adopted by a majority of the whole Board of Trustees, may also designate additional Trustees as alternate members of the Executive Committee to serve as members of the Executive Committee in the place and stead of any regular member or members thereof who may be unable to attend a meeting or otherwise unavailable to act as a member of the Executive Committee. In the absence or disqualification of a member and all alternate members who may serve in the place and stead of such member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Trustee to act at the meeting in the place of any such absent or disqualified member.

     Except as expressly limited by the laws of the State of Maryland or the Declaration of Trust, the Executive Committee shall have and may exercise all the powers and authority of the Board of Trustees in the management of the business and affairs of the Trust between the meetings of the Board of Trustees. The Executive Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Trust in the custody of the Secretary, and all actions of the Executive Committee shall be reported to the Board of Trustees at the next meeting of the Board of Trustees.

     Meetings of the Executive Committee may be called at any time by the Chairman of the Board (or any Co-Chairman of the Board if more than one), the Vice Chairman of the Board (or any Vice Chairman of the Board if more than one), the President or any 2 of its members. No notice of meetings need be given. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business and, except as expressly limited by this Section, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Executive Committee. Except as expressly provided in this Section, the Executive Committee shall fix its own rules of procedure.

     SECTION 4.2 AUDIT COMMITTEE. The Board of Trustees, by resolution adopted by a majority of the whole Board of Trustees, may designate 2 or more Trustees to constitute an Audit Committee, to serve as such, unless the resolution designating the Audit Committee is sooner amended or rescinded by the Board of Trustees, until the next annual meeting of the Board of Trustees or until their respective successors are designated. The Board of Trustees, by resolution adopted by a majority of the whole Board of Trustees, may also designate additional Trustees as alternate members of the Audit Committee to serve as members of the Audit Committee in the place and stead of any regular member or members thereof who may be unable to attend a meeting or otherwise unavailable to act as a member of the Audit Committee. In the absence or disqualification of a member and all alternate members who may serve in the place and stead of such member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Trustee to act at the meeting in the place of any such absent or disqualified member. Each member of the Audit Committee shall be independent of management of the Trust and free from any relationship that, in the opinion of the Board of Trustees, would interfere with the exercise of independent judgment as a member of the Audit Committee.

     Except as expressly limited by the laws of the State of Maryland or the Declaration of Trust, the Audit Committee shall have and may exercise all the powers and authority of the Board of Trustees to establish auditing procedures for the Trust and to appoint and oversee the Trust's independent public accountants to the fullest extent. The Audit Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Trust in the custody of the Secretary, and all actions of the Audit Committee shall be reported to the Board of Trustees at the next meeting of the Board of Trustees.

     Meetings of the Audit Committee may be called at any time by the Chairman of the Board (or any Co-Chairman of the Board if more than one), the Vice Chairman of the Board (or any Vice Chairman of the Board if more than one), the President or any 2 of its members. Two days' written or telephonic notice of meetings shall be given. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business and, except as expressly limited by this Section, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Audit Committee. Except as expressly provided in this Section, the Audit Committee shall fix its own rules of procedure.

     SECTION 4.3  EXECUTIVE COMPENSATION COMMITTEE.  The Board of
Trustees, by resolution adopted by a majority of the whole Board of Trustees, may designate 2 or more Trustees to constitute an Executive Compensation Committee, to serve as such, unless the resolution designating the Executive Compensation Committee is sooner amended or rescinded by the Board of Trustees, until the next annual meeting of the Board of Trustees or until their respective successors are designated. The Board of Trustees, by resolution adopted by a majority of the whole Board of Trustees, may also designate additional Trustees as alternate members of the Executive Compensation Committee to serve as members of the Executive Compensation Committee in the place and stead of any regular member or members thereof who may be unable to attend a meeting or otherwise unavailable to act as a member of the Executive Compensation Committee. In the absence or disqualification of a member and all alternate members who may serve in the place and stead of such member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Trustee to act at the meeting in the place of any such absent or disqualified member. Each member of the Executive Compensation Committee shall be a "disinterested person" within the meaning of Rule 16b-3(c)(2)(i) promulgated under the Exchange Act. A majority of the members of the Executive Compensation Committee shall be Disinterested Trustees.

     Except as expressly limited by the laws of the State of Maryland or the Declaration of Trust, the Executive Compensation Committee shall have and may exercise such powers as the Board of Trustees may determine and specify by resolution. The Executive Compensation Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Trust in the custody of the Secretary, and all actions of the Executive Compensation Committee shall be reported to the Board of Trustees at the next meeting of the Board of Trustees.

     Meetings of the Executive Compensation Committee may be called at any time by the Chairman of the Board (or any Co-Chairman of the Board if more than one), the Vice Chairman of the Board (or any Vice Chairman of the Board if more than one), the President or any 2 of its members. Two days' written or telephonic notice of meetings shall be given. A majority of the members of the Executive Compensation Committee shall constitute a quorum for the transaction of business and, except as expressly limited by this Section, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Executive Compensation Committee. Except as expressly provided in this Section, the Executive Compensation Committee shall fix its own rules of procedure.

     SECTION 4.4 OTHER COMMITTEES. The Board of Trustees, by resolution adopted by a majority of the whole Board of Trustees, may designate one or more other committees, each such committee to consist of 2 or more Trustees. Except as expressly limited by the laws of the State of Maryland or the Declaration of Trust, any such committee shall have and may exercise such powers as the Board of Trustees may determine and specify in the resolution designating such committee. The Board of Trustees, by resolution adopted by a majority of the whole Board of Trustees, may also designate one or more additional Trustees as alternate members of any such committee to replace any absent or disqualified member at any meeting of the committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee. In the absence or disqualification of a member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Trustee to act at the meeting in the place of any such absent or disqualified member, provided that the Trustee so appointed meets any qualifications stated in the resolution designating the committee. Each committee shall keep a record of proceedings and report the same to the Board of Trustees to such extent and in such form as the Board of Trustees may require. Unless otherwise provided in the resolution designating a committee, a majority of all of the members of any such committee may select its chairman, fix its rules or procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

     SECTION 4.5 TELEPHONE MEETINGS. Members of a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

     SECTION 4.6 INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board of Trustees may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.


                               ARTICLE V

                               OFFICERS

     SECTION 5.1 GENERAL PROVISIONS. The officers of the Trust may include a Chairman of the Board (or more than one Co-Chairmen of the Board), a Vice Chairman of the Board (or more than one Vice Chairmen of the Board), a President (chief executive officer), one or more Vice Presidents, a Chief Operating Officer, a Chief Financial Officer, a Secretary, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers. In addition, the Board of Trustees may from time to time appoint such other officers with such powers and duties as they shall deem proper. The officers of the Trust shall be elected annually by the Board of Trustees at the first meeting of the Board of Trustees held after each annual meeting of Shareholders, except that the President may appoint one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his or her successor is elected and qualifies or until his or her death, resignation or removal in the manner hereinafter provided. Any 2 or more offices except President and Vice President may be held by the same person. In its discretion, the Board of Trustees may leave unfilled any office. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

     SECTION 5.2 REMOVAL AND RESIGNATION. Any officer or agent of the Trust may be removed by the Board of Trustees if in its judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by giving written notice of his or her resignation to the Board of Trustees, the Chairman of the Board (or any Co-Chairman of the Board if more than one), the Vice Chairman of the board, the President or the Secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

     SECTION 5.3 VACANCIES. A vacancy in any office may be filled by the Board of Trustees for the balance of the term.

     SECTION 5.4 CHIEF OPERATING OFFICER. The Chief Operating Officer shall have the responsibilities and duties as set forth by the Board of Trustees.

     SECTION 5.5 CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have the responsibilities and duties as set forth by the Board of Trustees.

     SECTION 5.6 CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside over the meetings of the Board of Trustees and of the Shareholders at which he or she shall be present. If there be more than one, the Co-Chairmen designated by the Board of Trustees will perform such duties. The Chairman or Co-Chairmen of the Board shall perform such other duties as may be assigned to him or them by the Board of Trustees.

     SECTION 5.7 VICE CHAIRMAN OF THE BOARD. In the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside over the meetings of the Board of Trustees and of the Shareholders at which he or she shall be present. If there be more than one, the Vice Chairmen designated by the Board will perform such duties. The Vice Chairman or Vice Chairmen of the Board shall perform such other duties as may be assigned to him or them by the Board of Trustees.

     SECTION 5.8 PRESIDENT. The President shall have general responsibility for implementation of the policies of the Trust, as determined by the Board of Trustees, and for the management, supervision and control of all of the business and affairs of the Trust. In the absence of a designation of a Chief Operating Officer by the Board of Trustees, the President shall be the Chief Operating Officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Trustees or by these Amended and Restated Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Trustees from time to time.

     SECTION 5.9 VICE PRESIDENTS. In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Trustees. The Board of Trustees may designate one or more Vice Presidents as Executive Vice President or as Vice President for particular areas of responsibility.

     SECTION 5.10 SECRETARY. The Secretary shall (a) keep the minutes of the proceedings of the Shareholders, the Board of Trustees and committees of the Board of Trustees in one or more books provided for that purpose,
(b) see that all notices are duly given in accordance with the provisions of these Amended and Restated Bylaws or as required by law, (c) be custodian of the records and of the seal of the Trust, (d) keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder, (e) have general charge of the share transfer books of the Trust, and (f) in general perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Trustees.

     SECTION 5.11 TREASURER. The Treasurer shall have the custody of the funds and securities of the Trust and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Board of Trustees. In the absence of a designation of a Chief Financial Officer by the Board of Trustees, the Treasurer shall be the Chief Financial Officer of the Trust.

     The Treasurer shall disburse the funds of the Trust as may be ordered by the Board of Trustees, taking proper vouchers for such disbursements, and shall render to the President and Board of Trustees, at the regular meetings of the Board of Trustees or whenever it may so require, an account of all his or her transactions as Treasurer and of the financial condition of the Trust.

     If required by the Board of Trustees, he or she shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Trustees for the faithful performance of the duties of his or her office and for the restoration to the Trust, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his or her possession or under his or her control belonging to the Trust.

     SECTION 5.12 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the President or the Board of Trustees. The Assistant Treasurers shall, if required by the Board of Trustees, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Trustees.

     SECTION 5.13 SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Trustees and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Trustee.


                              ARTICLE VI

                 CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 6.1 CONTRACTS. The Board of Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the Trustees or by an authorized person shall be valid and binding upon the Board of Trustees and upon the Trust when authorized or ratified by action of the Board of Trustees.

     SECTION 6.2 CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or officers, agent or agents of the Trust and in such manner as shall from time to time be determined by the Board of Trustees.

     SECTION 6.3 DEPOSITS. All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Board of Trustees may designate.


                              ARTICLE VII

                                SHARES

     SECTION 7.1 CERTIFICATES. Each Shareholder shall be entitled to a certificate or certificates which shall represent and certify the number of Shares of each class held by him or her in the Trust. Each certificate shall be signed by the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the seal, if any, of the Trust. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Trust shall, from time to time, issue several classes of Shares, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing Shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or distributions or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Trust, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Trust may set forth upon the face or back of the certificate a statement that the Trust will furnish to any Shareholder, upon request and without charge, a full statement of such information.

     SECTION 7.2 TRANSFERS. Upon surrender to the Trust or the transfer agent of the Trust of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Trust shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     The Trust shall be entitled to treat the holder of record of any Share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

     Any issuance, redemption or transfer of, or restriction on, Shares which would operate to disqualify the Trust as a real estate investment trust for purposes of Federal income tax is null and void ab initio.

     Notwithstanding the foregoing, transfers of Shares of any class will be subject in all respects to the Declaration of Trust and all of the terms and conditions contained therein.

     SECTION 7.3 LOST CERTIFICATE. The Board of Trustees (or any officer designated by it) may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, the Board of Trustees may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or his or her legal representative to advertise the same in such manner as they shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

     SECTION 7.4 CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Trustees may set, in advance, a record date for the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders, or Shareholders entitled to receive payment of any dividend or distribution or the allotment of any other rights, or in order to make a determination of Shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of Shareholders, not less than 10 days, before the date on which the meeting or particular action requiring such determination of Shareholders is to be held or taken.

     In lieu of fixing a record date, the Board of Trustees may provide that the share transfer books shall be closed for a stated period but not longer than 20 days. If the share transfer books are closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed for at least 10 days before the date of such meeting.

     If no record date is fixed and the share transfer books are not closed for the determination of Shareholders, (a) the record date for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting, and (b) the record date for the determination of Shareholders entitled to receive payment of a dividend or distribution or an allotment of any other rights shall be the close of business on the day on which the resolution of the Trustees, declaring the dividend or distribution or allotment of rights, is adopted.

     When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the transfer books and the stated period of closing has expired.

     SECTION 7.5 SHARE LEDGER. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each Shareholder and the number of Shares of each class held by such Shareholder.

     SECTION 7.6 FRACTIONAL SHARES; ISSUANCE OF UNITS. The Board of Trustees may issue fractional Shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Declaration of Trust or these Amended and Restated Bylaws, the Board of Trustees may issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Board of Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.

     SECTION 7.7 SERIES D PREFERRED SHARES. The provisions of Section 3-702 of Subtitle 7 of the Maryland General Corporation Law ("MGCL") shall not apply to the acquisition, pursuant to a stock purchase agreement to which the Trust and Amli Residential Properties, L.P. become parties, of 800,000 Series D Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest in the Trust ("Series D Preferred Shares") by The Equitable Life Assurance Society of the United States and/or one or more of its affiliates ("Equitable") or to the acquisition of the common shares of beneficial interest in the Trust ("Conversion Shares") into which the Series D Preferred Shares are convertible by Equitable. This Section 7.7 constitutes an irrevocable exemption from the control shares provisions of
Section 3-701 et seq. of the MGCL, pursuant to Section 3-702(b) of the MGCL, with respect to the Series D Preferred Shares and the Conversion Shares. In addition to the other rights or remedies Equitable may have with respect to the subject matter herein, this Section 7.7 shall be deemed to constitute a contract between the Trust and Equitable. No repeal or amendment of this Section 7.7, insofar as it reduces the scope of the exemption provided hereunder shall be effective without the prior written consent of Equitable.


                             ARTICLE VIII

                            ACCOUNTING YEAR

     The Board of Trustees shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution.


                              ARTICLE IX

                      DIVIDENDS AND DISTRIBUTIONS

     SECTION 9.1 DECLARATION. Dividends and distributions upon the Shares of the Trust may be declared by the Board of Trustees, subject to the provisions of law and the Declaration of Trust. Dividends and distributions may be paid in cash, property or other assets of the Trust or in securities of the Trust or from any other source as the Trustees in their discretion shall determine, subject to the provisions of law and the Declaration of Trust.

     SECTION 9.2 CONTINGENCIES. Before payment of any dividends or distributions, there may be set aside out of any funds of the Trust available for dividends and distributions such sum or sums as the Board of Trustees may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends and distributions, for repairing or maintaining any property of the Trust or for such other purpose as the Board of Trustees shall determine to be in the best interest of the Trust, and the Board of Trustees may modify or abolish any such reserve in the manner in which it was created.


                               ARTICLE X

                           INVESTMENT POLICY

     Subject to the provisions of law and the Declaration of Trust, the Board of Trustees may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Trust as it shall deem appropriate in its sole discretion.

                              ARTICLE XI

                                 SEAL

     SECTION 11.1 SEAL. The Board of Trustees may authorize the adoption of a seal by the Trust. The seal shall have inscribed thereon the name of the Trust and the year of its organization. The Board of Trustees may authorize one or more duplicate seals and provide for the custody thereof.

     SECTION 11.2 AFFIXING SEAL. Whenever the Trust is required to place its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Trust.


                              ARTICLE XII

                            INDEMNIFICATION

     To the extent permitted by Maryland law, the Trust shall indemnify and hold harmless each Trustee from and against all claims and liabilities, whether they proceed to judgment or are settled, to which such Trustee may become subject by reason of his being or having been a Trustee, or by reason of any action alleged to have been taken or omitted by him as Trustee, and shall reimburse him for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including any claim or liability arising under the provisions of federal or state securities laws; provided, however, that no Trustee shall be entitled to indemnification under the foregoing provisions in relation to any matter if it shall have been adjudicated that his action or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty or the Trustee actually received an improper personal benefit or, in the case of a criminal proceeding, the Trustee had reasonable cause to believe that the act or omission was unlawful. The foregoing indemnification shall include any action alleged to have been taken or omitted by such individual who, while a Trustee and at the request of the Trust, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Trust, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses incurred by any Trustee in connection with any threatened, pending or completed action, suit or proceeding to which such Trustee is, was or at any time becomes a party or is threatened to be made a party, as a result, directly or indirectly, of serving at any time as a Trustee; provided that if such payment or reimbursement is to be made prior to the final disposition of any proceeding to which a Trustee is a party, no payment or reimbursement shall be made by the Trust unless and until the Trust shall receive a written affirmation from such Trustee of his good faith belief that the standard for indemnification of a Trustee under Maryland law has been met and a written undertaking by such Trustee to repay such amounts paid or reimbursed by the Trust if it shall ultimately be determined that the standard for indemnification has not been met. The rights accruing to a Trustee under these provisions shall not exclude any other right to which he may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse such Trustee in any proper cause even though not specifically provided for herein. Each officer of the Trust shall be entitled to indemnification by the Trust on the same basis provided to Trustees hereunder.

     Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of these Amended and Restated Bylaws or Declaration of Trust inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.


                             ARTICLE XIII

                           WAIVER OF NOTICE

     Whenever any notice is required to be given pursuant to the Declaration of Trust or these Amended and Restated Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                              ARTICLE XIV

               AMENDMENT OF AMENDED AND RESTATED BYLAWS

     The Board of Trustees shall have the exclusive power to adopt, alter or repeal any provision of these Amended and Restated Bylaws and to make new Amended and Restated Bylaws. Notwithstanding anything herein to the contrary any amendment to Sections 3.2, 3.6, 3.7, 3.10, 4.1 and 4.3 and to this ARTICLE XIV, after the closing of the Initial Public Offering (as such term is defined in Article 3 of the Declaration of Trust), shall first be approved by a majority of the Disinterested Trustees.